EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements of Form S-8 (Nos. 333-123274, 333-113100, 333-132346, 333-140391, 333-140392, 333-149443, 333-157317, 333-163735 and 333-164901) of Atheros Communications, Inc. and its subsidiaries of our report dated February 10, 2011, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
February 10, 2011